SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico		87501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2008, Thornburg Mortgage, Inc. (the “Company”) entered into a Consent of Majority Participants (the “Consent”) to change the requirement that a successful tender offer for the preferred stock, pursuant to the terms of the March 31, 2008 financing transaction, result in the tender of at least 90% of the aggregate liquidation preference of the Company’s outstanding preferred stock. Pursuant to the Consent, the Company must instead complete a tender offer for at least 66 2/3% of the aggregate liquidation preference of each series of the outstanding preferred stock.

The description of the Consent, as set forth herein, does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Consent of Majority Participants, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Also, attached as Exhibit 99.1 hereto is a press release, dated July 10, 2008 announcing the Company’s receipt of the Consent.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit

10.1	Form of Consent of Majority Participants, dated July 10, 2008.

99.1	Press Release of Thornburg Mortgage, Inc., dated July 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: July 11, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

10.1	Form of Consent of Majority Participants, dated July 10, 2008.

99.1	Press Release of Thornburg Mortgage, Inc., dated July 10, 2008.